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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS
                          TO INCORPORATION BY REFERENCE


The Board of Directors GAINSCO, INC.:

We consent to the incorporation by reference in the registration statements (No. 33-48634 and No. 33-37070) on Form S-8 of GAINSCO, INC. of our report dated March 24, 2003, relating to the consolidated balance sheets of GAINSCO, INC. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2002, and all related schedules, which reports appear in the December 31, 2002 annual report on Form 10-K of GAINSCO, INC.

Our report refers to a change in accounting for goodwill and other intangible assets in 2002 as a result of the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and a change in the method of accounting for residual interests in securitizations in 2001 as a result of the adoption of EITF 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets."



                                                      /s/ KPMG LLP
                                                      -------------------------
                                                      KPMG LLP




Dallas, Texas
March 28, 2003